Exhibit 99.2

Q1 2010 Earnings Presentation May 11, 2010 Scott W. Klein, CEO Dee Jones, CFO

Safe Harbor Statement Certain statements included in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that include the words "believe," "will," "would," "anticipate," and similar expressions identify forward-looking statements. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our management with respect to our financial performance and future events with respect to our business and industry in general. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: our post-restructuring financial condition, financing requirements, prospects and cash flow; the inability to provide assurance for the long-term continued viability of our business; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our debt instruments; results from any failure to comply with the financial covenants and other provisions and restrictions of our debt agreements; access to capital markets and increased borrowing costs resulting from our leveraged capital structure and recent debt ratings; reduced advertising spending by our customers and increased contract cancellations in the current economic environment and competition from other yellow pages directories publishers and other traditional and new media; declining use of print yellow pages directories by consumers; our ability to complete the implementation of our plan of reorganization and the discharge of our Chapter 11 bankruptcy cases, including successfully resolving any remaining claims; any negative client, vendor, carrier and third-party responses as a result of implementation of our confirmed plan of reorganization; the impact that the filing for and emerging from Chapter 11 bankruptcy has had and could continue to have on our corporate image, business operations, financial condition, liquidity or cash flow; changes in the availability and cost of paper and other raw materials used to print our directories and our reliance on third-party providers for printing and distribution services; increased credit risk associated with our reliance on small- and medium-sized businesses as clients, in particular in the current economic environment; changes in our operating performance; our ability to attract and retain qualified key personnel; our ability to maintain good relations with our unionized employees; changes in labor, business, political and economic conditions; changes in governmental regulations and policies and actions of regulatory bodies; and the outcome of pending or future litigation and other claims. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipated. For a detailed discussion of these, and other, risks and uncertainties see our periodic filings with the Securities and Exchange Commission, which you may view at www.sec.gov, and in particular, our Annual Report on Form 10-K for the year ending December 31, 2009; and our future filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Scott W. Klein, CEO

Financial Overview Performance – Adjusted Pro-Forma Focus on improving sales processes and operations continue to drive cost efficiencies. $ in Millions Q1 2010 Q1 2009 % Change Sales $152 $197 -22.8% Cost of Sales $138 $151 -8.6% G & A $80 $110 -27.3% Total Expenses $370 $458 -19.2%

Ads are sold – Advertiser signs contract; on average 2-4 months prior to publication Book publication, resulting in recognition as Advertising Sales Reported Revenue amortized over subsequent 12 months From Sales Close to Revenue Recognition

6 Financial Overview 1 Net advertising sales is an operating measure used by the Company to compare advertising sales for current advertising periods to corresponding sales for previous periods. 2010 Net Advertising Sales1 - leading indicator of amortized revenue 2008 2009 2010 Net Ad Sales generally represents sales primarily consummated in prior quarters -7.0% -8.8% -10.6% -12.7% -15.8% -17.5% -20.8% -20.9% -20.6% 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q

SuperGuarantee Proving Value; Expanding Benefits Upward trend continues in possession and usage

SuperGuarantee Proving Value; Expanding Benefits Upward trend continues in possession and usage

SuperGuarantee Proving Value; Expanding Benefits Upward trend continues in possession and usage

SuperGuarantee Proving Value; Expanding Benefits Upward trend continues in possession and usage

SuperGuarantee Proving Value; Expanding Benefits Upward trend continues in possession and usage

Establishing Value Sandra Crawford Williamson

Establishing Value

Establishing Value

Establishing Value

Establishing Value

Driving Productivity and Effectiveness

Driving Productivity and Effectiveness

Driving Productivity and Effectiveness Michael Nelson Dunn

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Financials – Dee Jones, EVP and CFO

Financial Overview Adjusted Non-GAAP $ in Millions 1 Reconciliation of GAAP to non-GAAP included in appendix Pro-Forma Q1 2010 vs. Q1 2009 1 Operating Revenue – with respect to print revenue, represents revenue amortized over 12 month period following publication. Q1 2010 Q1 2009 % Change Operating Revenue $533 $674 -20.9% EBITDA $163 $216 -24.5% EBITDA Margin 30.6% 32.0% -140 bps

$216M EBITDA Margin 30.6% vs. 32.0% last year Financial Overview – Q1 2010 vs. Q1 2009 Adjusted Pro-Forma EBITDA1 1 Reconciliation of GAAP to non-GAAP included in appendix Selling – lower sales costs and advertising expense timing Cost of Sales – lower volumes and benefit from reduced traffic costs G&A – lower bad debt expense Total Operating Expense (excl. D&A) 19.2% decline vs. last year $163M 1Q 2010 1Q 2009 -22.8% -8.6% -27.3% EBITDA Selling Cost of sales General and administrative

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SuperPromise 365

Questions and Answers

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Appendix

Q1 2010 Reconciliation from Reported GAAP to Adjusted Pro-Forma (Non-GAAP)

SuperMedia Inc.
Consolidated Statements of Operations
Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)
Three Months Ended March 31, 2010

(dollars in millions, except per share amounts)

	Successor Company						
		Adjustments				Pro Forma Items	
Unaudited	3 Mos. Ended 3/31/10 Reported (GAAP)	Restructuring Costs [3]	Reorganization Items [4]	Health Care Reform Act [5]	3 Mos. Ended 3/31/10 Adjusted (Non-GAAP)	Fresh Start Accounting Items [6]	3 Mos. Ended 3/31/10 Adjusted Pro Forma (Non-GAAP)
Operating Revenue	$ 154	$ -	$ -	$ -	$ 154	$ 379	$ 533
Operating Expense							
Selling	109	-	-	-	109	43	152
Cost of sales (exclusive of depreciation and amortization)	89	-	-	-	89	49	138
General and administrative	52	(2)	-	-	50	30	80
Depreciation and amortization	48	-	-	-	48	-	48
Total Operating Expense	298	(2)	-	-	296	122	418
Operating Income (Loss)	(144)	2	-	-	(142)	257	115
Interest expense, net	72	-	-	-	72	-	72
Income (Loss) Before Reorganization Items and Provision (Benefit) for Income Taxes	(216)	2	-	-	(214)	257	43
Reorganization items	2	-	(2)	-	-	-	-
Income (Loss) Before Provision (Benefit) for Income Taxes	(218)	2	2	-	(214)	257	43
Provision (benefit) for income taxes	(75)	1	1	(7)	(80)	98	18
Net Income (Loss)	$ (143)	$ 1	$ 1	$ 7	$ (134)	$ 159	$ 25
Basic and Diluted Earnings (Loss) per Common Share	$ (9.56)	$ 0.09	$ 0.09	$ 0.48	$ (8.90)	$ 10.59	$ 1.69
Operating Income (Loss)	$ (144)	$ 2	$ -	$ -	$ (142)	$ 257	$ 115
Depreciation and Amortization	48	-	-	-	48	-	48
EBITDA (non-GAAP) [1]	$ (96)	$ 2	$ -	$ -	$ (94)	$ 257	$ 163
Operating income (loss) margin [2]	-93.5%				-92.2%		21.6%
Impact of depreciation and amortization	31.2%				31.2%		9.0%
EBITDA margin (non-GAAP) [1]	-62.3%				-61.0%		30.6%

Notes:

[1] EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation, and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

[2] Operating income margin is calculated by dividing operating income by operating revenue.

[3] Restructuring costs are associated with strategic organizational cost savings initiatives.

[4] Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

[5] As a result of the passage of the Health Care Reform Act in the first quarter of 2010, the future benefit of certain deferred tax assets was eliminated, resulting in a charge in the current period.

[6] Fresh start accounting items include adjustments for revenue and expense items that would have been otherwise amortized into the Company's statement of operations but were written off at December 31, 2009 as prescribed by United States Generally Accepted Accounting Principles.

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Q1 2009 Reconciliation from Reported GAAP to Adjusted (Non-GAAP)

SuperMedia Inc
Consolidated Statements of Operations
Reconciliation from Reported (GAAP) to Adjusted (Non-GAAP)
Three Months Ended March 31, 2009

(dollars in millions, except per share amounts)

	Predecessor Company				
		Adjustments			
Unaudited	3 Mos. Ended 3/31/09 Reported (GAAP)	Stock-Based Compensation and Swap Adjustments [3]	Restructuring Costs [4]	Reorganization Items [5]	3 Mos. Ended 3/31/09 Adjusted (Non-GAAP)
Operating Revenue	$ 674	$ -	$ -	$ -	$ 674
Operating Expense					
Selling	197	-	-	-	197
Cost of sales (exclusive of depreciation and amortization)	151	-	-	-	151
General and administrative	124	(2)	(12)	-	110
Depreciation and amortization	17	-	-	-	17
Total Operating Expense	489	(2)	(12)	-	475
Operating Income	185	2	12	-	199
Interest expense, net	154	2	-	-	156
Income Before Reorganization Items and Provision for Income Taxes	31	-	12	-	43
Reorganization items	396	-	-	(396)	-
Income (Loss) Before Provision (Benefit) for Income Taxes	(365)	-	12	396	43
Provision (benefit) for income taxes	(122)	-	4	135	17
Net Income (Loss)	$ (243)	$ -	$ 8	$ 261	$ 26
Basic and Diluted Earnings (Loss) per Common Share	$ (1.66)	$ -	$ 0.06	$ 1.78	$ 0.18
Operating Income	$ 185	$ 2	$ 12	$ -	$ 199
Depreciation and Amortization	17	-	-	-	17
EBITDA (non-GAAP) [1]	$ 202	$ 2	$ 12	$ -	$ 216
Operating Income margin [2]	27.5%				29.5%
Impact of depreciation and amortization	2.5%				2.5%
EBITDA margin (non-GAAP) [1]	30.0%				32.0%

Notes:

[1] EBITDA is a non-GAAP measure that represents earnings before interest, taxes, depreciation, and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by operating revenue.

[2] Operating income margin is calculated by dividing operating income by operating revenue.

[3] The stock-based compensation reflects costs associated with a one-time incentive compensation award granted to most of the Company's employees in January 2007. The swap adjustments reflect the changes associated with the discontinuation of hedge accounting.

[4] Restructuring costs are associated with strategic organizational cost savings initiatives.

[5] Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

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